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                                                                   EXHIBIT 8

                             CROWELL & MORING LLP
                         1001 PENNSYLVANIA AVENUE, N.W.
                          WASHINGTON, D.C.  20004-2595
                                (202)  624-2500
                            FACSIMILE (202) 628-5116



                                January 10, 1997



ICF Kaiser International, Inc.
9300 Lee Highway
Fairfax, Virginia  22031

Ladies and Gentlemen:

     We have acted as special tax counsel to ICF Kaiser International, Inc. (the "Company") and participated in the preparation of the Registration Statement on Form S-1 (Commission File No. 333-_____) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the Company's 12% Senior Notes due 2003, Series B, and the related Guarantees of certain Subsidiary Guarantors of the Company, together with the Prospectus relating thereto and included as part of the Registration Statement.

     Based on our examination of such documents and questions of law as we have deemed necessary or appropriate, we confirm to you our opinion, as stated in the first paragraph under the caption "Risk Factors--Original Issue Discount" and under the caption "Certain Federal Income Tax Considerations" in the Prospectus included as part of the Registration Statement. The other statements under the caption "Certain Federal Income Tax Considerations" in the Prospectus are also, in our opinion, accurate in all material respects insofar as they are, or refer to, statements of United States law or legal conclusions.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Certain Federal Income Tax Considerations" in the Prospectus included as part of the Registration Statement. By giving
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ICF Kaiser International, Inc.
January 10, 1997
Page 2


such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              /s/ CROWELL & MORING LLP

                              CROWELL & MORING LLP